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                         [GRANT THORNTON LETTERHEAD]




                                                                    EXHIBIT 23.3





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated 7 August 1996 accompanying the financial statements of Maxpro Systems Pty Ltd appearing in Form 8-K filed on 23 August 1996, for the year ended 30 June 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under caption "Experts".



/s/ GRANT THORNTON

GRANT THORNTON

PERTH, AUSTRALIA
21 OCTOBER 1996